New Security Agreement


          This New Security Agreement ("Agreement") is made as of this 27th day of May, 1995 by LIVE Home Video Inc. ("LHV"), LIVE America Inc. ("LAI"), and Vestron Inc. ("Vestron"), each a Delaware corporation, and LIVE Film and Mediaworks Inc. ("LF&M") (formerly known as International Video Productions Inc.), a California corporation (hereinafter individually and collectively referred to as the "Borrower"), on the one hand, and Warner-Elektra-Atlantic Corporation, a New York corporation (hereinafter referred to as the "Secured Party"), on the other hand.

                              R E C I T A L S

     A. The Secured Party and Borrower have entered into a License and Distribution Agreement ("Distribution Agreement") and a letter agreement relating to Secured Party's use of Borrower's trademarks and logos (the "Trademark Agreement"), each dated as of May 11, 1992 and each as amended as of May 27, 1995 (collectively referred to hereinafter as the "License Agreements");

     B. Pursuant to the Distribution Agreement, Secured Party has made previous advances to Borrower, will make an additional advance of $10,000,000 to Borrower on or about June 26, 1995 (the "Third Advance") and may make a further advance of $10,000,000 on or about November 26, 1996 (the "Fourth Advance") to Borrower, chargeable against and to be recouped by deduction in computing the "Net Proceeds" in determining royalty payments due to Borrower under the Distribution Agreement (collectively the "Advances"); and

     C. Pursuant to that certain Amended and Restated Intercreditor Agreement (the "New Intercreditor Agreement"), dated as of the date hereof by Foothill Capital Corporation, a California corporation (Foothill Capital Corporation and its successors and assigns are referred to as "Foothill"), and Secured Party, Secured Party agrees to subordinate its first priority lien in the Original WEA Collateral (as defined in the Original Intercreditor Agreement) and Secured Party and Foothill further set forth the parameters of the interrelationship between Foothill's first priority lien in the Collateral (as defined therein) and Secured Party's second priority lien in the Collateral.

     D.   It is a condition precedent to the making of the Third
Advance contemplated by the Distribution Agreement that the Borrower shall have entered into this Agreement.

     NOW, THEREFORE, in consideration of the above-stated premises and in order to induce the Secured Party to make the Third and Fourth Advance contemplated by the Distribution
Agreement, the Borrower hereby agrees as follows:

          1.   Definitions.

               (a) "Collateral" means, for Borrower, all of the assets and property of every kind of such Borrower, including all assets and property now owned and hereafter acquired by such Borrower, whether tangible or intangible, wherever located or situated, and whether or not in possession of such Borrower, including but not limited to, all of such Borrower's right, title and interest in and to the following: Accounts, Borrowers' Books, Equipment, General Intangibles, Inventory, Negotiable Collateral Securities, any money, or other assets which now or hereafter come into the possession, custody, or control of Secured Party, and the proceeds and products, whether tangible or intangible, of any of the foregoing including the proceeds of any completion bonds and the proceeds of insurance covering any or all Collateral, and any and all Accounts, Borrowers' Books, Equipment, General Intangibles, Inventory, Negotiable Collateral Securities, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

               (b) "Collateral Documents" shall mean all present and future security agreements, assignments, pledge agreements, laboratory pledgeholder agreements, copyright mortgages, trademark mortgages, subordination agreements, intercreditor agreements, financing statements, landlord waivers, consents, estoppel certificates and other documents granting liens or other security interest to Secured Party pursuant to this Agreement, including without limitation, the Laboratory Pledgeholder Agreements, the Copyright Mortgages and the Trademark Mortgages and all other security agreements, financing statements and intercreditor agreements, to be delivered pursuant to the various provisions of this Agreement.

               (c) "Credit Agreement" shall mean the Amended and Restated Loan and Security Agreement dated as of November 14, 1994 between Foothill, on one hand, and the Borrower and LIVE Entertainment International Inc., on the other hand, and as such may be amended, restated, refinanced or replaced from time to time, provided that the principal amount outstanding thereunder shall not exceed $50,000,000 at any one time.

               (d)  "Home Use" shall mean the sale of
Videocassettes (as defined below) to wholesale and retail customers for purposes of resale or rental in retail outlets in the Territory to the end public consumer for purposes of non-commercial viewing only in private homes and residences without any fee or admission charged to any of the viewers thereof, except for payment to the wholesaler or retailer of the sales price or rental fee for such Videocassettes. Home Use shall also include all of Borrower's reserved rights under Sections 8(a)(i),
(iii), (iv), (v), (vi), (vii) and (viii) of the Distribution Agreement. Home Use does not include the public performance, diffusion, so-called "non-theatrical" or "educational" exhibition, or broadcast of a Videocassette or other copy of any of Borrower's products.

               (e) "Laboratory Pledgeholder Agreement" shall mean a Laboratory Pledgeholder Agreement or Laboratory Access Letter in such form as shall be reasonably acceptable to Secured Party, to be executed by Secured Party, a third party completion guarantor (with regard to Films which are not yet completed, if and as required under the terms hereof), one or more Laboratories, and the applicable Borrower which owns, holds or controls the rights in the Master located at such Laboratory, with respect to each Laboratory.

               (f) "Permitted Encumbrances" means the liens of Foothill under the Credit Agreement subject to the New Intercreditor Agreement, Permitted Ordinary Liens (as defined below) and all other Permitted Liens (as such term is defined in the Credit Agreement). Nothing contained herein shall restrict Borrower from granting liens and encumbrances which are junior to Secured Party.

               (g) "Territory" shall mean the United States of America, its territories and possessions, including Puerto Rico, and U.S. military bases wherever located throughout the world.

               (h)  "Trademark Mortgages" shall mean the
instruments of transfer pursuant to which the Borrower grants
Secured Party a trademark mortgage and/or security interest in their respective trademarks in form acceptable to Secured Party.

               (i) "Videocassettes" shall mean any form or gauge of videocassette intended solely for Home Use embodying a motion picture or other copyrighted program containing an English soundtrack and without non-English subtitles or containing a fully musical or other non-dialogue soundtrack. To the extent Borrower has exercised its rights to add to the Distribution Agreement Interactive CDs (as defined therein), "Videocassettes" shall also include such Interactive CDs.

               (j) "Incorporated Definitions." The following definitions shall be as defined in the Credit Agreement:
Accounts, Borrowers' Books, Copyright Mortgages, Equipment, Film,
Film Asset Acquisition Agreements, Film Assets, Film Rights,
GAAP, General Intangibles, Inventory, Laboratory, Masters,
Negotiable Collateral Securities and Subsidiary.

          2. Security. Each Borrower hereby grants to Secured Party a lien on and security interest in all currently existing and hereafter acquired Collateral to secure the repayment to Secured Party of the Advances including all accrued and unpaid interest thereon as provided in the Distribution Agreement and any other amounts (e.g., costs and expenses) provided for herein (the "Secured Obligations"). The foregoing grant is referred to herein as the "Security Interest" and shall mean a security interest in and to the Collateral (subject only to the Permitted Encumbrances) and shall have the meaning given to such term by the Uniform Commercial Code of the State of California (the "UCC") or any other applicable statute or regulation in any jurisdiction relating to the Collateral. Secured Party acknowledges that the Collateral is subject to the rights heretofore and hereafter granted by Borrower to sublicensees and subdistributors otherwise than in breach of the Distribution Agreement to manufacture, distribute and exploit the Borrower's Film Rights and to the Permitted Encumbrances or as permitted herein. Secured Party covenants promptly to release its liens and security interests upon Borrower's repayment of the Advances and any interest then due thereon and any other amounts (e.g., costs and expenses) provided for herein.

          3. Additional Instruments. Concurrently herewith, or at any time thereafter as reasonably requested by Secured Party, Borrower shall execute and deliver or cause to be executed and delivered to Secured Party the Collateral Documents in the form of Exhibit C hereto, and any such other instruments, documents or agreements as Secured Party may deem necessary to perfect the Security Interest hereunder or to otherwise effectuate the purposes and intent hereof. If Borrower shall fail to execute or deliver to Secured Party any further instruments, documents or agreements under the provisions hereof within ten (10) days after the same are delivered to Borrower by Secured Party, then Borrower hereby appoints Secured Party as Borrower's irrevocable attorney-in-fact, with the right, but not the obligation, to do any and all acts and things necessary to execute, acknowledge and deliver any and all such further instruments, documents or agreements, in Borrower's name and on Borrower's behalf, which appointment shall be deemed to be a power coupled with an inter-

est and shall be irrevocable.

          4. Representations and Warranties. The Borrower hereby represents and warrants to Secured Party as follows:

               (a) Upon the last to occur of (i) the Secured Party making the Third Advance to the Borrower, (ii) the Borrower acquiring rights in the Collateral, (iii) Secured Party making filings in the U.S. Copyright Office and with the Secretary of State (and any local office) of each state in which any of the Collateral is located (as set forth on Exhibit A) and (iv) Secured Party giving written notice to any third party having custody or possession of the Collateral, this Agreement, and the other security instruments which will be delivered to Secured Party by Borrower, will, subject to the Permitted Encumbrances, collectively create a valid and perfected second priority security interest in favor of Secured Party in the Collateral which may be perfected upon the taking of such steps. Set forth on Exhibit A hereto is a complete and correct list of the name and address of each third party having custody or possession of any portion of the Collateral. Borrower has no knowledge of any portion of the Film Rights in which Borrower does not have valid rights. Subject to the prior approval of Foothill (which has been given pursuant to the New Intercreditor Agreement), Borrower has the unencumbered right to grant to Secured Party the Security Interest in the Collateral. Neither Borrower nor any other person has conveyed to any other person any rights in or to the Collateral or the proceeds thereof, and no person has or will have any rights of any kind in or to the Collateral, except as expressly acknowledged herein or as contained in the underlying rights agreements pursuant to which Distributor acquired its rights to the Collateral or any rights of any sub-distributors or sub-licensees of Borrower as permitted by the Distribution Agreement. The Collateral is unencumbered, except for the Permitted Encumbrances.

               (b) None of the existing or future obligations of Borrower or any predecessor in interest are or will be secured by a security interest in any asset or property which is included in the Collateral which is equal or superior to the Security Interest granted to Secured Party hereunder, other than the Permitted Encumbrances.

               (c) This Agreement constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

               (d) The corporations comprising Borrower are corporations, duly organized, validly existing and in good standing under the laws of their states of incorporation. Borrower has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance thereof.

               (e) The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated herein, and compliance with the terms and provisions hereof, will not: (i) subject to the prior approval of Foothill (given pursuant to the New Intercreditor Agreement), conflict with or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of any mortgage, indenture, deed of trust, agreement or other instrument to which Borrower is a party or by which it may be bound or to which it may be subject or (ii) violate any provision of the certificate of incorporation pursuant to which Borrower was formed or any of the Borrower's by-laws, or (iii) result in any violation of or be in conflict with any law, decree, order, statute, rule or governmental regulation applicable to Borrower.

               (f)  There are no material actions, suits or pro-

ceedings, pending or threatened, against, affecting or relating to Borrower or the Collateral before any court or governmental or administrative body or agency which would adversely affect the rights and Security Interest granted hereunder. Borrower is not in default under any applicable statute, rule, order or regulation of any governmental authority, bureau or agency having jurisdiction over it, the result of which will materially impair Borrower's ability to perform its obligations hereunder.

               (g) No consent, license, approval, authorization, registration or declaration with any governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity and enforceability of this Agreement.

               (h) Except for non-material discrepancies, which will be corrected on such schedule as and when discovered, all of the tangible property comprising the Collateral is located at the locations set forth on Exhibit A attached hereto. Each Borrower's chief executive office and principal place of business is located at the address set forth below.

               (i) All financial statements relating to LIVE Entertainment Inc. that have been delivered to Secured Party have been prepared in accordance with GAAP and fairly present LIVE Entertainment Inc.'s financial condition as of the date thereof and the results of operations for the period then ended, subject in the case of such statements which are unaudited, to customary year-end adjustments. There has not been a material adverse change in the financial condition of LIVE Entertainment Inc. since the date of the latest financial statements submitted to Secured Party on or before the date hereof.

               (j) All representations and warranties made by the Borrowers (as defined in the Credit Agreement) in the Credit Agreement were true and correct when made and no Event of Default (as defined therein) by the Borrowers under the Credit Agreement has occurred and is continuing as of the date hereof.

          5. Covenants. Notwithstanding anything herein to the contrary, the New Intercreditor Agreement (to which reference is hereby made for a more detailed statement of the provisions summarized below) provides generally that for so long as Foothill under the Credit Agreement has not been paid in full and the commitments thereunder terminated, Foothill under the Credit Facility may consent to the grant by Borrower of liens and encumbrances which are senior to the liens and encumbrances of Foothill and of Secured Party; provided, that, no such liens and encumbrances shall be granted without obtaining the prior written consent of Secured Party, except that no consent of Secured Party is required to the extent such liens and encumbrances are granted in the ordinary course of Borrower's business (each such lien or encumbrance, a "Permitted Ordinary Lien"), and any consent to such grant by Foothill shall automatically, and without further action on the part of Secured Party hereof, be deemed to be a consent to a grant of a Permitted Ordinary Lien by Secured Party hereunder (and Secured Party has granted to Foothill a power of attorney to the foregoing effect).

     Borrower hereby covenants and agrees as follows:

               (a) Borrower shall furnish to Secured Party, in form satisfactory to Secured Party, all such information in connection with the Collateral as Secured Party may reasonably request, including, without limitation, extracts from, or copies of, all books, records, contracts, statements and all other data of every kind in each case as it relates to the Collateral, and will promptly (and, in all events within twenty (20) days) advise Secured Party in writing of any change in Borrower's name, principal place of business or principal executive office.

               (b) Borrower shall promptly give written notice to Secured Party of all lawsuits and proceedings affecting the Collateral or any of the rights of Borrower with respect thereto, that are pending or commenced or are threatened in writing to Borrower, which seek damages of, or would involve the loss of revenues, in excess of $100,000. Borrower shall, at its own expense, appear in and defend any and all such actions and proceedings and shall obtain and furnish to Secured Party from time to time, upon demand, all information, documents and subordinations of claims or liens as Secured Party may reasonably require, consistent with this Agreement, to maintain the priority of the Security Interest of Secured Party under this Agreement. In this regard, with respect to any security interest or encumbrance in any asset or property which is included in the Collateral and which is equal or superior to the Security Interest granted to Secured Party hereunder, Borrower will defend the Collateral against the claims and demands of all other parties claiming by, through or under Borrower, and will keep the Collateral free and clear from all security interests or other encumbrances created by, through or under Borrower, except to the extent of the Permitted Encumbrances.

               (c) Borrower shall pay all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements and court costs, incurred by Secured Party following the occurrence of an Event of Default in connection with the enforcement of the rights of Secured Party hereunder or otherwise in connection with the realization upon the Collateral, whether or not suit is filed. Such costs and expenses, together with interest thereon, shall be payable by Borrower to Secured Party immediately upon demand by Secured Party, and shall be secured and recoupable as provided herein.

               (d) Borrower shall, at all times, defend and indemnify and hold Secured Party harmless from and against any and all liabilities, claims, demands, causes of action, losses, damages, settlements, judgments or recoveries resulting from any breach of the warranties, agreements or covenants made by Borrower herein, and from any suit or proceeding of any kind or nature whatsoever and all costs and expenses, including reasonable attorneys' fees and disbursements and court costs, in connection with any of the foregoing brought by any third party against Secured Party arising from or connected with the transactions contemplated by this Agreement or any of the docu-

ments, instruments or agreements to be executed pursuant hereto or any of the rights and properties assigned to Secured Party hereunder (except any such liability arising out of the gross negligence or willful misconduct of Secured Party), and from any suit or proceeding that Secured Party may deem reasonably necessary to institute against any other person or company for any reason whatsoever to protect or enforce the rights of Secured Party in connection herewith, including reasonable attorneys' fees and court costs and all other costs and expenses incurred by Secured Party, all of which shall be paid by Borrower on written demand and shall be secured by Secured Party's Security Interest in the Collateral.

               (e) Borrower shall diligently and duly perform and observe all the terms, covenants and conditions on its part to be performed and observed under and pursuant to all agreements entered into by the Borrower in connection with the Collateral.

               (f) Borrower shall give Secured Party prompt written notice of all defaults or Events of Default (as defined below) under any of the terms or provisions of this Agreement and of any pending litigation or proceeding which (i) seeks to challenge this Agreement or any portion of the Security Interest granted hereunder or (ii) may materially adversely affect any portion of the Collateral.

               (g) Borrower shall pay all taxes, assessments and other charges of every kind and nature which may be levied or assessed against the Collateral.

               (h) Borrower shall not, without first having procured the prior written consent of Secured Party, wind up, liquidate or dissolve its affairs, or sell, lease, or otherwise dispose of the Collateral except in the ordinary course of business. Borrower shall not grant any security interest in the Collateral which has a priority equal to or greater than the Security Interest granted to Secured Party hereunder except for Permitted Encumbrances or as may be permitted by Foothill and consented to by Secured Party if such consent is required herein.


               (i) Borrower shall not change its name, corporate identity or location of its chief executive office or principal place of business without written notice to Secured Party within twenty (20) days of the date of any such change and the timely delivery to Secured Party of such Uniform Commercial Code financing statements or other instruments, documents or agreements as may be necessary or appropriate to perfect, or to continue or maintain the perfection and priority of, the liens and Security Interest granted to Secured Party hereunder or as may be reasonably requested by Secured Party in connection therewith.

               (j)  In order to perfect or continue the
perfection and priority of Secured Party's security interest in the Collateral, Borrower will, promptly upon reasonable request by Secured Party, execute and deliver any document, use its best efforts to obtain any necessary agreements or consents by third parties, give any notices, execute and file any financing statements, mortgages, collateral assignments or other instruments, documents or agreements, all in form and substance reasonably satisfactory to Secured Party, and take any other actions which are necessary or, in the reasonable judgment of Secured Party, desirable to establish, perfect or give notice of Borrower's ownership of or interest in any item of Collateral.

               (k) Subject to the reserved rights of Borrower set forth in Section 8 of the Distribution Agreement, and Borrower's rights of Recall set forth in Section 4(f) of the Distribution Agreement, Borrower shall not, without first having procured the prior written consent of Secured Party, sell, transfer, assign, exchange or otherwise dispose of the Collateral or any interest therein except in the ordinary course of business.

               (l) If Borrower shall fail to do any act it has covenanted to do hereunder, not cured within thirty (30) days after receipt of written notice thereof from Secured Party, subject to the terms of the New Intercreditor Agreement, Secured Party shall have the right to make any payments and do any other acts reasonably necessary to protect its Security Interest in the Collateral, including, without limitation, the rights to pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of Secured Party appears to be prior or superior or equal to the Security Interest granted hereunder and is not permitted hereunder, and appear in and defend any action or proceeding purporting to affect its Security Interest in the Collateral, and in exercising any such powers or authority the right to pay all reasonable expenses (including, without limitation, the reasonable fees and disbursements of legal counsel) incurred in connection therewith. Borrower hereby agrees to reimburse Secured Party for all reasonable payments made and expenses incurred, which amounts shall constitute a part of the Secured Obligations and shall be secured under this Agreement. Secured Party shall have no obligation to make any of the foregoing payments or perform any of the foregoing acts.

               (m) Borrower concurrently will provide Secured Party with copies of the following items provided to Foothill under the Credit Agreement (and will provide to Secured Party as long as this Agreement is in effect whether or not the Credit Agreement is in effect):

                    (i)  Monthly borrowing base statement.

                    (ii) Monthly, quarterly profit/loss statement.

                    (iii)     Monthly, quarterly cash flow statement.

                    (iv) Monthly compliance certificate.

                    (v)  Monthly film acquisition agreement schedule.

                    (vi) Monthly film right package analysis.

                    (vii)     Quarterly compliance calculation worksheets.

                    (viii) Forms 10-Q (quarterly reports) and Form 10-K (annual reports) for LIVE Entertainment Inc.

          6. Events of Default. The following occurrences shall constitute Events of Default hereunder.

               (a) Any failure by Borrower to have repaid the Advance, and all interest thereon, by May 29, 1998, unless such obligation is excused because of Secured Party's Default (as defined in the Distribution Agreement).

               (b) An Event of Default (as defined in the Credit Agreement) by Company shall have occurred and be continuing under the Credit Agreement and either (a) such Event of Default shall not have been cured or waived by Foothill within 30 days after the occurrence thereof or (b) Foothill shall have accelerated the amounts due under the Credit Agreement, whichever shall occur first.

               (c)  Secured Party's termination of the
Distribution Agreement pursuant to Section 13(b) thereof.

               (d) A breach by Borrower of any provision of this Agreement which would materially and adversely affect Secured Party's rights hereunder, the value of the Collateral or priority of the Security Interest therein, provided, however, that
(i) Borrower is given written notice of any such breach and thirty (30) days in which to effect a cure thereof (if such breach is capable of cure) and, if such cure is effected, such breach shall not thereafter constitute an Event of Default hereunder and (ii) Secured Party will, to the extent such breach may be remedied by Secured Party's exercise of remedies short of foreclosure, attempt first in good faith to remedy the breach by actions short of foreclosure.

               (e) Any Borrower shall: (i) file a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, reorganization, arrangement, or any other relief under the Federal Bankruptcy Code of 1978, as amended (the "Bankruptcy Code"), or under another act or law pertaining to insolvency or debtor relief, whether State, Federal, or foreign, now or hereafter existing; (ii) enter into any agreement indicating its consent to, approval of, or acquiescence in, any such petition proceeding; (iii) apply for or permit the appointment by consent or acquiescence of a receiver, custodian or trust of such Borrower, or for all or a substantial part of its property; (iv) make an assignment for the benefit of creditors or not pay its debts as they become due; or (v) take any corporate action in furtherance of the foregoing.

               (f)  There is filed against any Borrower an
involuntary petition in bankruptcy or seeking liquidation, reorganization, arrangement, readjustment of its debts or any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether State, Federal or foreign, now or hereafter existing and such proceeding shall not be dismissed, bonded or discharged within sixty (60) days from the institution thereof; any Borrower shall suffer or permit the involuntary appointment of a receiver, custodian or trustee of such Borrower or for all or a substantial part of its property; or any Borrower shall suffer or permit the issuance of a warrant of attachment, execution or similar process against all or any substantial part of the property of such Borrower.

          7.   Remedies.

               (a)  Upon the occurrence and during the
continuance of any Event of Default, Secured Party may exercise any and all of the following rights (subject to the provisions of the Intercreditor Agreements and section 7(b) below):

                    (i)  Secured Party may exercise any remedies
available to a secured party under the UCC, including the remedy of foreclosure, provided it gives Borrower at least (10) business days' prior written notice of the time and place of the foreclosure sale. Borrower hereby acknowledges that such notice is commercially reasonable in view of the nature of the Collateral and of the business in which Borrower and Secured Party are engaged.

                    (ii) Secured Party may, at its option, do and perform all acts and things reasonably necessary for the proper preservation and protection of the Collateral and its rights hereunder, all at the sole cost and expense of Borrower, which amount (including, without limitation, court costs and reasonable attorneys' fees) so expended shall constitute Secured Obligations and be secured as provided herein. In this connection, Borrower hereby designates, constitutes and appoints Secured Party as its true and lawful attorney-in-fact with the full power (which power shall be deemed coupled with interest and shall be irrevocable) to enforce, following the occurrence and during the continuance of an Event of Default, in the name of Borrower or Secured Party, or otherwise, all the rights, benefits and privileges of Borrower in, to and under the Collateral.

                    (iii)     Upon advance notice to Borrower of
no less than ten (10) days, Secured Party shall have the right to take possession of the Collateral by entering upon the premises of Borrower or any other place or places where the Collateral described in Section 2 hereof is located and kept and making copies thereof, through self-help and without judicial process, without first obtaining a final judgment and opportunity for a hearing on the validity of Secured Party's claim and without any obligation to post any bond or to pay rent to Borrower; provided, that any such entering shall be effected only by a nationally recognized firm of independent certified public accountants or such other person or entity on whom Borrower and Secured Party, negotiating in good faith, may agree.

                    (iv) Secured Party shall have the right: to lease, license, sell, encumber or otherwise deal with or dispose of the Collateral and/or such rights therein as have not been disposed of on the date of such Event of Default (subject to the obligations of Borrower under (i) the underlying rights agreements pursuant to which Borrower acquired rights to the Collateral and (ii) any licenses or assignments granted by Borrower prior to such Event of Default with respect to the Collateral in the ordinary course of its business); to execute on behalf of Borrower any and all such instruments, agreements or documents as may be necessary or desirable to in any manner protect, preserve, exercise or compromise Secured Party's rights in and to the Collateral. Secured Party shall not be obligated, however, to make any demand or present or file any claim or take any action authorized hereby.

                    (v)  Secured Party may pursue any and all
other remedies available to it under other applicable laws or in equity.

                    (vi) If an Event of Default occurs under subsection 6(a), (c) or (d) above, Secured Party shall have the right (i) to distribute and exploit the Collateral, (ii) to be paid a distribution fee for services rendered in connection with such distribution equal to 8.5% of the Gross Dealer Price (as such term is defined in the Distribution Agreement, and as such percentage may be subject to adjustment as set forth in Paragraph 4(a)(i) of the Distribution Agreement, including without limitation the adjustment for the Average Volume Discount as set forth therein) and to be reimbursed for all of its costs and expenses as contemplated by the Distribution Agreement (in each case, whether or not the Distribution Agreement remains in effect), it being understood that to the extent the Distribution Agreement remains in effect and Secured Party receives the "Distribution Fee" payable thereunder and is reimbursed thereunder for its costs and expenses in connection with its distribution of the Collateral, Secured Party shall not be entitled to a separate fee or expense reimbursement hereunder, and (iii) to retain 100% of the proceeds derived from the distribution and exploitation of the Collateral (after deducting such distribution fee and reimbursement of such costs and expenses) until such time (but only until such time) as the Secured Obligations are paid in full. Borrower hereby acknowledges that the distribution fee contemplated by this paragraph (vi) is reasonable in expectation of the services that would be performed by Secured Party in distributing the Collateral as contemplated hereby.

Provided, however, if a breach or default by Borrower hereunder or under the Distribution Agreement is not an Event of Default, Secured Party shall only be entitled to exercise those remedies specified in subsection 7(a)(v) above or in other provisions of this Agreement other than under this Section 7.

               (b) Notwithstanding anything to the contrary set forth in the Distribution Agreement:

                    (1)  Except with respect to an Event of
Default under subsection 6(d) above, concurrent and simultaneous with the completion of any foreclosure proceeding under subsection 7(a)(i) above or self help sale under subsection 7(a)(iv) above in which there is an actual sale of all or any portion of the Collateral to Secured Party or a third party, Secured Party shall terminate the Distribution Agreement.

                    (2)  If an Event of Default occurs under
subsection 6(d) above, but the Distribution Agreement remains in effect, Secured Party shall be entitled to retain 100% of the proceeds derived from the continued distribution and exploitation of the Collateral (including its Distribution Fee and costs and expenses all as provided in the Distribution Agreement), only until such time as the Secured Obligations are paid in full, at which time the Collateral shall immediately be reassigned to Borrower free and clear of any other rights, interests or security interests of Secured Party or any third party (subject only to the Distribution Agreement) and the Security Interest shall terminate.

               (c)  Borrower shall assist Secured Party in
exercising Secured Party's rights hereunder as Secured Party shall reasonably require.

               (d) Secured Party shall incur no liability prior to any foreclosure action taken by it if any action taken by it or on its behalf in dealing with the Collateral hereunder shall prove to be in whole or in part inadequate or invalid, and after the occurrence and during the continuance of an Event of Default hereunder, Borrower agrees to hold Secured Party free and harmless from and against any and all loss, damage, liability and expense, including costs and reasonable attorneys' fees, to which Secured Party may be put or which it may incur in connection with dealing with the Collateral hereunder (other than such as arise out of Secured Party's gross negligence or willful misconduct).

               (e)  Upon the occurrence and during the
continuance of an Event of Default, provided that Secured Party has elected to terminate the Distribution Agreement in accordance with its rights to do so as set forth therein, Borrower may not, without the prior written consent of Secured Party, not to be unreasonably withheld, enter into any agreement with respect to the Pledged Library Rights except if such agreement is expressly made subject to the Security Interest granted to Secured Party in this Agreement and subject to termination at the election of the purchaser of the Collateral, upon completion of a foreclosure sale of the Collateral.

          8. Purchase of Borrower's Inventory. In the event Secured Party exercises any remedy of foreclosure after an Event of Default hereunder, and subject to the New Intercreditor Agreement, Secured Party shall have the right, within ten (10) days of the consummation of such foreclosure, to purchase all of Borrower's finished goods inventory of Videocassettes relating to the Films which are of merchantable quality (the "Inventory"), at the lesser of (i) Borrower's actual cost of manufacture plus shipping and handling or (ii) the then prevailing current market cost of duplicating and packaging services necessary to produce Videocassettes of the same quality as Borrower's Videocassettes, plus shipping and handling. In the event Secured Party exercises the foregoing right to purchase the Inventory, Borrower hereby grants to Secured Party, and its successors in interest to the Inventory, and non-exclusive license to use the tradenames "Family Home Entertainment," "LIVE" and "LIVE Home Video" for the purpose of selling and reselling the Inventory for Home Use only in the Territory, which license shall terminate when all of the then existing Inventory is sold. Should Secured Party choose not to purchase the foregoing described inventory within said ten
(10) day period, notwithstanding anything to the contrary contained herein, including Secured Party's exclusive rights to distribute and exploit Videocassettes following a foreclosure sale in which Secured Party acquires the Collateral, Borrower can then sell the Inventory to third parties without notice or compensation to Secured Party. If for any reason Secured Party is not offered the opportunity to purchase the Inventory or is prevented by a court or applicable laws from exercising its rights under this Section 8, Borrower shall not be entitled to sell the Inventory as otherwise provided under this Section 8.

          9. No Deficiency for Unpaid Secured Obligations. Borrower and Secured Party hereby agree that following an Event of Default, Secured Party shall only have recourse for recoupment of the Advance and the other Secured Obligations to its rights granted herein in the Collateral and the monies due Borrower under the Distribution Agreement, and following the exercise by Secured Party of any remedy of foreclosure hereunder or self help sale under subsection 7(a)(4) above, Secured Party shall have no right to proceed against Borrower for payment of a deficiency, if any, between the amount of Secured Obligations and the amount actually received by Secured Party pursuant to such foreclosure.

          10.  No Restriction of Rights Under Distribution
Agreement. Nothing contained in this Agreement shall in any manner restrict or otherwise limit Borrower's reserved rights in the Collateral under the Distribution Agreement.

          11. New Intercreditor Agreement. Concurrent with the execution and delivery of this Agreement, Secured Party and Foothill will enter into the New Intercreditor Agreement.
Secured Party hereby agrees and consents to Borrower (i) entering into financing agreements with Foothill or with other lenders, or
(ii) substituting new lenders for Foothill under Borrower's existing financing agreements up to a principal amount of $50,000,000. In the event that under any new financing agreement Borrower grants to the lenders thereunder a security interest in the Collateral, Secured Party agrees at the request of such lenders promptly to enter into an intercreditor agreement in form and substance similar to the New Intercreditor Agreement and promptly to cooperate with Borrower in the grant of a security interest to such lenders, in form, substance and priority senior to Secured Party similar to that granted to Foothill in the Credit Agreement.

          12. No Cross-Default. Any breach or default under the Distribution Agreement between Borrower and Secured Party, which does not also constitute an Event of Default hereunder, shall not, under any circumstance, constitute an Event of Default hereunder nor give rise to any remedies by Secured Party hereunder.

          13. Notices. All notices, requests, demands or other communications to the respective parties hereto shall be in writing and shall be deemed to have been given when received by the party to which sent and shall be addressed to the parties at their addresses designated adjacent to their signatures hereinbelow, with copies to the parties' counsel at the addresses indicated below.

          14. Release of Collateral. Upon the full and complete satisfaction of the Secured Obligations, the Security Interest in the Collateral shall terminate and Secured Party shall execute, promptly following its receipt from Borrower, UCC termination statement(s) and/or a termination of mortgage of copyright with respect thereto. Borrower shall pay all reasonable expenses incident to the preparation, recordation and/or filing of any such instruments.

          15. Assignment. All rights of Secured Party hereunder shall inure to the benefit of its permitted successors and assigns. This Agreement shall not be assigned by Borrower.

          16. No Implied Waivers. No delay or omission on the part of Secured Party in exercising any right, power, privilege or remedy created by, connected with or provided hereunder, shall be construed as or deemed to be an acquiescence or operate as a waiver thereof or limitation upon the right of Secured Party to exercise, at any time and from time to time, any right, power, privilege or remedy provided by this Agreement. All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law or equity.

          17. Remedies Cumulative. Subject to the restrictions on remedies set forth herein, all rights and remedies of Secured Party hereunder shall be cumulative of all other rights and remedies given to Secured Party by this Agreement, the Distribution Agreement, any other instruments, documents or agreements executed in connection herewith, by law or otherwise.

          18. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment and performance in full of all Secured Obligations, and (ii) be binding upon and inure to the benefit of the Borrower, the Secured Party and their respective permitted successors, transferees and assigns (until the Secured Obligations are satisfied in full).

          19. Miscellaneous. This Agreement may not be modified, amended or terminated without the written consent of all parties hereto. Nothing contained in this Agreement will be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provisions of this Agreement and any present or future law, ordinance or regulation, the latter will prevail, but in such event such provision affected will be curtailed and limited only to the extent necessary to bring it within legal requirements, and the other provisions of this Agreement will not be affected but will remain in full force and effect. This Agreement shall be governed by and construed in accordance with the laws of the State of California. The parties agree that any matter arising under this Agreement may be finally adjudged or determined in any court or courts of the State of California or of the United States of America, in California, and the parties hereby submit themselves generally and unconditionally to the jurisdiction of such courts and of any of them in respect to any such matter and consents to service of process by any means authorized by California law. This Agreement may be executed in counterparts, each of which when taken together shall constitute one and the same Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


The "Borrower":                       Address:


LIVE Home Video Inc.                  15400 Sherman Way
                                      Suite 500
                                      Van Nuys, California 91406
                                      Attn: Steven E. Mangel, Esq.


By:___________________________

Its:__________________________


LIVE America Inc.                     15400 Sherman Way
                                      Suite 500
                                      Van Nuys, California 91406
                                      Attn:  Steven E. Mangel, Esq.


By:___________________________

Its:__________________________


Vestron Inc.                          15400 Sherman Way
                                      Suite 500
                                      Van Nuys, California 91406
                                      Attn:  Steven E. Mangel, Esq.


By:___________________________

Its:__________________________



LIVE Film and Mediaworks Inc.         15400 Sherman Way
                                      Suite 500
                                      Van Nuys, California 91406
                                      Attn:  Steven E. Mangel, Esq.


By:___________________________

Its:__________________________


With a copy to:                       Sidley & Austin
                                      555 West Fifth Street
                                      Suite 4000
                                      Los Angeles, California 90013
                                      Attn:  Gary J. Cohen, Esq.





AGREED TO AND ACCEPTED:

WARNER-ELEKTRA-ATLANTIC CORPORATION   111 North Hollywood Way
                                      Burbank, California 91505
                                      Attn:  Mr. John T. O'Connell


By: __________________________

Its: _________________________


With a copy to:                       Warner Music Group, Inc.
                                      75 Rockefeller Plaza
                                      New York, New York 10019
                                      Attn:  Fred Wistow, Esq.

                                 Exhibit A


          Forming a part of the Security Agreement dated as of May 27, 1995 between LIVE Home Video Inc., LIVE America Inc. and Vestron Inc., each a Delaware corporation, and LIVE Film and Mediaworks Inc. (formerly known as International Video Productions Inc.), a California corporation, as Borrower, and Warner-Elektra-Atlantic Corporation, a New York corporation, as Secured Party.


           LOCATION(S) OF TANGIBLE PERSONAL PROPERTY COLLATERAL




111 N. Hollywood Way     Midwest Distribution          515 Huehl Road
Burbank, CA  91505       4001 W. Green Tree            Northbrook, IL 60062
                         Milwaukee, WI 53209


5440 Fulton Industrial   500 Wall Street               6060 Commercial
   Blvd SW               Glendale Heights, IL 60139    Northbrook, IL 60062
Atlanta, GA  30336


1 Warner Court           555 Huehl Road                Rally Packaging
P.O. Box 421             Northbrook, IL 60062          325 Wegner
Bridgeport, NJ 05014                                   McHenry, IL 60050


500 Lindburg Lane        1200 Northwestern             3818 W. Grandville
Northbrook, IL 60062     Gurnee, IL  60031             Gurnee, IL  60031


7472 Chapman             39000 Seven Mile Rd.          2553 Edgington
Garden Grove, CA 92641   Livonia, MI  48152            Franklin Park, IL 60131


12601 Southfield Rd.     32500 Van Born Rd.            225 Gilman Road
Detroit, MI  48223       Wayne, MI  48184              Wheeling, IL 60090


17311 Fusion Way         12400 Wilshire Blvd.,         9201 Faulkner Lake Road
Country Club Hills, IL   #1200                               North Little Rock,
60478                    Los Angeles, CA 90025         AR 72117


2280 Ward Avenue         3233 E. Mission Oaks Blvd.    720 Landwehr Avenue
Simi Valley, CA 93065    Camarillo, CA  93012          Northbrook, IL 60062


222 West Sivert Court    12802 Knott Avenue
Bensenville, IL 60106    Garden Grove, CA 92641


                                Exhibit "B"


          Forming a part of the Security Agreement dated as of May 27, 1995, between LIVE Home Video Inc., LIVE America Inc. and Vestron Inc., each a Delaware corporation, and LIVE Film and Mediaworks Inc. (formerly known as International Video Productions Inc.), a California corporation, as Borrower, and Warner-Elektra-Atlantic Corporation, a New York corporation, as Secured Party.



                           COLLATERAL DOCUMENTS

                             (attached hereto)